UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 W. 15th Street, Suite 505 New York, New York		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Executive Compensation

On February 10, 2016, the Board of Directors (the “Board”) of Intercept Pharmaceuticals, Inc. (the “Company”), based on recommendations from the compensation committee of the Board, approved new compensation arrangements for the following executive officers of the Company, Mark Pruzanski, President and Chief Executive Officer, David Shapiro, Chief Medical Officer and Executive Vice President—Development, Barbara Duncan, Chief Financial Officer, Lisa Bright, Chief Commercial and Corporate Affairs Officer, and Rachel McMinn, Chief Business and Strategy Officer, as described below.

(1)	The Board approved the following changes for 2016 to base salaries and bonus targets for the named executive officers:

Name	Base Salary ($)		Bonus Target (% of Base Salary)
	2015	2016	2015	2016
Mark Pruzanski	600,000	620,000	70%	70%
David Shapiro	460,000	475,000	40%	50%
Barbara Duncan	415,000	430,000	40%	50%
Lisa Bright	396,000*	430,000*	40%	50%
Rachel McMinn	390,000	420,000	40%	50%

The change to the base salary of each named executive officer was effective as of January 1, 2016.

(2) The Board also approved the following bonus payments and equity awards to the named executive officers:

Name	2015 Bonus ($)	Time-Based Awards (Shares)
	Target-Based (1)	Options (2)	Restricted Stock (3)
Mark Pruzanski	420,000	30,500	23,300
David Shapiro	184,000	10,200	7,800
Barbara Duncan	166,000	8,100	6,200
Lisa Bright	158,400*	10,200	7,800
Rachel McMinn	156,000	8,800	6,700

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(1)	Based on the achievement of 100% of corporate goals and 100% individual goals for each named executive officer.
(2)	25% of the shares of common stock underlying this option will vest on January 1, 2017, subject to the terms and conditions of the award and the Company’s 2012 Equity Incentive Plan (the "2012 Plan"). The remainder of the shares of common stock underlying this option will vest pro rata on a monthly basis after the initial vesting date through January 1, 2020 (representing the vesting on each such vesting date of approximately 2.0833% of the shares of common stock initially underlying this option), subject to the terms and conditions of the award and the 2012 Plan.
(3)	25% of the shares of restricted stock will vest on January 1, 2017, subject to the terms and conditions of the award and the 2012 Plan. The remaining shares of restricted stock will vest pro rata on each subsequent three-month anniversary of the initial vesting date through January 1, 2020 (representing the vesting on each such vesting date of 6.25% of the shares of restricted stock), subject to the terms and conditions of the award and the 2012 Plan.
*	Ms. Bright’s cash compensation is paid in the British Pound equivalent of the approved U.S. Dollar amount.

Retirement of Barbara Duncan as Chief Financial Officer

On February 16, 2016, the Company entered into a transition agreement and release (the “Transition Agreement”) with Barbara Duncan in connection with her planned departure from her role as the Company’s Chief Financial Officer. Pursuant to the terms of the Transition Agreement, Ms. Duncan will continue to serve as Chief Financial Officer until June 30, 2016 (the “Separation Date”) or such earlier date determined by the Company’s Chief Executive Officer and mutually agreed upon by Ms. Duncan (such period, the “Employment Period”).  The parties may also agree to delay the Separation Date if no successor Chief Financial Officer is in the office by June 30, 2016. During the Employment Period, Ms. Duncan will continue to receive her annual base salary at the rate of $430,000; receive a lump-sum payment of $166,000 in respect of her 2015 cash bonus; and continue to participate in the Company’s benefit plans and programs. Ms. Duncan will also be eligible for a pro-rated bonus for 2016 equal to 40% of her pro-rated 2016 salary.

Additionally, from the Separation Date through July 1, 2017, or a date that is one year following the Separation Date beyond June 30, 3016, Ms. Duncan has agreed to provide consulting services to the Company on an as requested basis (the “Consulting Period”). Compensation for the Consulting Period will be paid to Ms. Duncan at a rate of $500 per hour (to a maximum of $40,000 per month even if working in excess of 80 hours in such month) upon presentation of invoices in a form reasonably acceptable to the Company. The parties will enter into a separate consulting agreement on or before the Separation Date.

In consideration of Ms. Duncan’s release of any claims against the Company, Ms. Duncan will be entitled to the following severance and other benefits following the end of the Employment Period: (i) Ms. Duncan’s annual base salary paid monthly for 12 months, which payments will be delayed six months in compliance with Section 409A of the Internal Revenue Code; (ii) a lump sum payment of 40% of such base salary; and (iii) reimbursement for the employer portion of the premiums for COBRA coverage for Ms. Duncan and her dependents under Company-subsidized health benefits for a period of 12 months following the Separation Date or earlier if Ms. Duncan ceases to be eligible for COBRA, or chooses not to elect such coverage. Ms. Duncan will also be entitled to the following in relation to her equity awards: (a) continued vesting of options until the end of the Consulting Period (“Initial Vesting Date”), and accelerated vesting for all unvested time-based options that were scheduled, by their terms, to vest on or before one year following the end of the Consulting Period (“Extended Vesting Date”); (b) all unvested performance based options shall be extended through the Initial Vesting Date but will only become vested to the extent that performance targets are satisfied during that time; and (c) restricted stock and restricted stock units will continue to vest through the Initial Vesting Date, and all unvested restricted stock and restricted stock units that were scheduled, by their terms, to vest on or before the Extended Vesting Date, will be accelerated; and (d) if there is a change in control as defined in the respective award agreements, before the end of the Consulting Period such that the change in control is effective within three months following the conclusion of the Consulting Period, any unvested options, shares of restricted stock and restricted stock units will be accelerated.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2016, the Company, upon approval by its Board, restated its Amended and Restated Bylaws (the “Restated Bylaws”) as to Article II, Section 3, consistent with Section 141(k) of the Delaware General Corporation Law, to remove the words "for cause" so that any of the Company's directors may be removed, with or without cause. The Company also removed the supermajority language such that the Company’s directors could be removed by a majority vote. The Restated Bylaws became effective immediately on its adoption.

The foregoing summary description of certain provisions of the Restated Bylaws is qualified in its entirety by the full text of the Bylaws, a copy reflecting the changes of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Revised Non-Employee Director Compensation Policy

On February 10, 2016, the Board, based on recommendations from the compensation committee of the Board, approved the Company’s Non-Employee Director Compensation Policy (the “Policy”), filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item. 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Restated Bylaws of the Company, adopted February 10, 2015
10.1	Non-Employee Director Compensation Policy*

*Management or director compensation plan or policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Date: February 17, 2016	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer